OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Meeting Date .................... Tuesday, May 20, 2003

      Time ............................ 10:00 A.M., Pacific Time

      Place ........................... TBWA\CHIAT\DAY
                                        5353 Grosvenor Boulevard
                                        Los Angeles, CA 90066

      Subject ......................... Declassification of Board of Directors

                                        Election of six directors

                                        Amendments to the equity incentive plan

                                        Act on a shareholder proposal, if
                                        properly presented at the Annual
                                        Meeting, to amend the by-laws

      Record Date ..................... April 4, 2003

      Shareholders will also transact any other business that is properly presented at the meeting. At this time, the Board of Directors knows of no other proposals or matters that will be presented.

      The Board recommends that shareholders vote FOR the declassification of the Board of Directors, election of six Board members and amendments to our equity incentive plan. The Board recommends that you vote AGAINST the shareholder proposal to amend the by-laws, if properly presented at the meeting.

      Please sign, date and return your proxy card in the enclosed envelope, or vote by telephone or internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the Annual Meeting.

      A copy of our 2002 Annual Report is enclosed.

                                                             BARRY J. WAGNER
                                                                Secretary

New York, New York
April 22, 2003

                               TABLE OF CONTENTS

CORPORATE GOVERNANCE ....................................................    1
   Board Composition ....................................................    1
   Board Operations .....................................................    2
   Director Attendance ..................................................    3
   Director Compensation ................................................    3
   Code of Conduct ......................................................    4
   Relationship with Independent Accountants and Related Matters ........    4
PROPOSED DECLASSIFICATION OF DIRECTOR TERMS .............................    4
ELECTION OF DIRECTORS ...................................................    5
   Director Information .................................................    6
EXECUTIVE COMPENSATION ..................................................    8
   Summary Compensation Table ...........................................    8
   Stock Options ........................................................    9
      Option Grants In Last Fiscal Year .................................    9
      Aggregated Option Exercises In Last Fiscal Year and
        Fiscal Year End Option Values ...................................   10
   Long-Term Incentive Plan Awards ......................................   10
   Compensation Committee Report ........................................   10
   Salary Continuation Agreements for
     Named Executive Officers ...........................................   12
EQUITY COMPENSATION PLANS ...............................................   13
   The Restricted Stock Plan for Non-Employee Directors .................   13
PERFORMANCE GRAPH .......................................................   14
STOCK OWNERSHIP .........................................................   15
AUDIT COMMITTEE REPORT ..................................................   16
APPROVAL OF THE EQUITY INCENTIVE PLAN AMENDMENTS ........................   17
   Summary of the Amendments ............................................   17
   Plan Summary .........................................................   17
   Federal Income Tax Consequences ......................................   19
   Board Recommendation .................................................   19
INDEPENDENT AUDITORS ....................................................   20
SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS ...............................   20
ADDITIONAL INFORMATION ..................................................   22
   Record Date; Shares Outstanding ......................................   22
   Quorum; Required Vote; Effect of an Abstention
     and Broker Non-Votes ...............................................   22
   Voting ...............................................................   22
   Voting by Street Name Holders ........................................   22
   Default Voting .......................................................   23
   Right to Revoke ......................................................   23
   Tabulation of Votes ..................................................   23
   Proxy Solicitation ...................................................   23
SHAREHOLDER PROPOSALS ...................................................   23
APPENDIX A -- EQUITY INCENTIVE PLAN* ....................................  A-1
APPENDIX B -- CORPORATE GOVERNANCE GUIDELINES ...........................  B-1
APPENDIX C -- AUDIT COMMITTEE CHARTER ...................................  C-1
APPENDIX D -- COMPENSATION COMMITTEE CHARTER ............................  D-1
APPENDIX E -- GOVERNANCE COMMITTEE CHARTER ..............................  E-1
APPENDIX F -- FINANCE COMMITTEE CHARTER .................................  F-1

*     Gives effect to amendments proposed to be acted upon on at the Annual
      Meeting.

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                                   ----------

                                 PROXY STATEMENT

      Omnicom's Board of Directors is using this proxy statement to solicit proxies for the Omnicom 2003 Annual Shareholders Meeting. This proxy statement and the related proxy card are being mailed on or about April 22, 2003. Each common shareholder is entitled to one vote for each share held on April 4, 2003, which is the record date for the meeting.

      You can vote your shares:

            o     through the internet at the website shown on the proxy card;

            o by telephone using the toll-free number shown on the proxy card;

            o     by returning the enclosed proxy card; or

            o     in person at the 2003 Annual Meeting.

      Votes submitted through the internet or by telephone must be received by 11:00 P.M., Eastern Time, on the business day prior to the date of the Annual Meeting to be counted at the 2003 Annual Meeting. Internet and telephone voting are available 24 hours a day and, if you use one of these methods, you do not need to return a proxy card. If you attend the 2003 Annual Meeting and vote in person, your vote will supersede any earlier voting instructions.

      Additional information about the Annual Meeting appears on pages 22 to 23 of this proxy statement.

                              CORPORATE GOVERNANCE

      Our business is managed by our senior management under the direction of our Board of Directors. The Board has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities. They are summarized in this section. Copies of the corporate governance guidelines our Board has adopted and our directorate committee charters are attached to this proxy statement as Appendices B - F.

      We regularly review our corporate governance policies and practices and, like many other public companies, are specifically reviewing them in light of recently enacted and proposed legal and stock exchange requirements. Based upon this review, we expect to adopt changes that the Board believes are the best corporate governance policies and practices for us. In all events, we will adopt on a timely basis changes appropriate to comply with the Sarbanes-Oxley Act of 2002 and any new requirements of the Securities and Exchange Commission or the New York Stock Exchange.

Board Composition

      Our Board currently consists of nine independent directors, our non-executive chairman (Bruce Crawford) and our CEO (John Wren). Biographical information and information about the Board committees on which our directors serve is set forth in "Election of Directors" on pages 6 to 7 of this proxy statement. Under our guidelines, the Board determines whether each outside director has any business, family or other relationship different from or in addition to the interests of shareholders or the other directors generally that could reasonably be expected to interfere with the director's ability to independently make director decisions. None of our outside directors has received any compensation from us other than for his or her service as a director, and all of our outside directors are independent under existing and proposed SEC and stock exchange requirements, as well as our own corporate governance guidelines.

      The functions of our Board chairman and CEO are presently separated. For this and other reasons, the Board has not thought it necessary to formally designate a particular independent director as a lead director. As a matter of policy, the directors regularly meet without the CEO present. Shareholders may communicate directly with the independent directors as a group by writing to our corporate secretary at the address on page 1 of this proxy statement.

      As a general policy matter, the Board encourages stock ownership by directors and senior managers. As described below, a portion of each director's annual compensation is paid in stock and directors are entitled to receive an additional portion of their compensation in common shares. For information about stock ownership by our directors and executive officers, see "Stock Ownership" at page 15 of this proxy statement. The Board has not thought it necessary to adopt a formulaic or other specific stock ownership requirement at this time in light of, among other factors, the substantial ownership that our directors and executive officers have historically had. However, the Board has initiated a review of this subject.

Board Operations

      Our Board met 11 times last year.

      The Board's policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters which by law or custom require the attention of the full Board. Our Board has established four standing committees, functioning in the following areas:

            o     audit and financial reporting

            o     management/compensation

            o     finance and acquisitions/divestitures

            o     corporate governance

      The Board does not have an executive committee.

      Each of the committees operates under a written charter recommended by the Governance Committee and approved by the Board. Each Board committee is authorized to retain its own outside advisors. Under our corporate governance guidelines, all members of our Audit, Compensation and Governance Committees are required to be independent directors.

      The principal functions of the Board's committees and related information are:

      Audit Committee: The Audit Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to our financial reporting. In this regard, the committee assists Board oversight of (1) the integrity of our financial statements, (2) compliance with legal and regulatory requirements,
(3) the qualifications and independence of our independent auditor, and (4) the performance of our internal audit function and independent auditor. Among other responsibilities, the Audit Committee has the power to retain or dismiss, and to fix the compensation of, our outside audit firm.

      The Audit Committee met 13 times last year.

      A copy of the Audit Committee's annual report is included at page 16 of this proxy statement; the Audit Committee's charter is included as Appendix C to this proxy statement.

      Compensation Committee: The Compensation Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters, to prepare a report on executive compensation for inclusion in our annual proxy statement and to serve as the Board committee authorized to administer and approve awards under our equity and other compensation plans.

      The Compensation Committee met four times last year.

      A copy of the Compensation Committee's annual report is included at pages 10 to 12 of this proxy statement; the Compensation Committee's Charter is included as Appendix D to this proxy statement.

      Governance Committee: The Governance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including in respect of the composition of the Board. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters at least annually:

            o Nominees for election to the Board and committees it establishes from time to time and criteria therefor;

            o     The functions of the Board committees;

            o Standards and procedures for review of the Board's performance;

            o The company's corporate governance policies generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education, performance valuation and management succession;

            o The code of business conduct applicable to our directors, officers and employees; and

            o The Governance Committee's performance of its own responsibilities.

      Under our by-laws, nominations for director may be made only by the Board or a Board committee, or by a shareholder entitled to vote who delivers notice along with the additional information and materials required by the by-laws to our corporate Secretary not later than 60 days prior to the date set for the meeting. Under federal law, shareholders desiring to submit a proposal for inclusion in our proxy materials for our 2004 annual shareholders meeting are required to do so by December 24, 2003. See "Additional Information" at pages 22 to 23 of this proxy statement for additional information on this topic. You can obtain a copy of the full text of the bylaw provision noted above by writing to the corporate Secretary at our executive offices on page 1 of this proxy statement. Our by-laws have also been filed with the SEC.

      The Governance Committee met four times last year.

      A copy of the Governance Committee's charter is attached as Appendix E to this proxy statement.

      Finance Committee: The Finance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to financial matters affecting the company, including in respect of acquisitions, divestitures and financings.

      The Finance Committee met twice last year.

      A copy of the Finance Committee's Charter is attached as Appendix F to this proxy statement.

Director Attendance

      Average attendance by incumbent directors at Board and committee meetings was 90%. No director attended less than 75% of the meetings of the Board and committees of which he or she was a member.

Director Compensation

      Directors who are not current or former employees of Omnicom or its subsidiaries are paid:

            o     250 shares of restricted stock each year;

            o     an annual retainer of $60,000;

            o     $2,000 for attendance at a Board or committee meeting; and/or

            o $1,000 for participation by telephone or video conference at any regularly scheduled meeting and $2,000 for participation by telephone or video conference at any special meeting.

The restricted stock is awarded on the first business day after each annual shareholder meeting and vests over two years. We do not have a directors' retirement plan.

      Each non-employee director of Omnicom may elect to receive a portion of his or her annual retainer for the following year's service (up to a percentage that the Board determines) in common shares. This election must be made no later than December 15th of the prior year and the distribution is based on the fair market value of our common stock on that date.

Code of Conduct

      We require that all employees adhere to our code of conduct in addressing the legal and ethical issues encountered in conducting their work. The code of conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. The Sarbanes-Oxley Act of 2002 will require companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We are reviewing the new rules in this area to determine how we need to modify our current policies.

Relationship with Independent Accountants and Related Matters

      The Board's Audit Committee has reappointed KPMG, LLP as the independent public accounting firm to audit our financial statements for 2003. As discussed on page 20 under "Independent Auditors," we hired KPMG to replace Arthur Andersen LLP as our outside auditors last year upon the recommendation of the Audit Committee.

      In deciding to reappoint KPMG to be our auditor for 2003, the Audit Committee considered whether KPMG's provision of services other than audit services are compatible with maintaining the independence of our outside accountants and reviewed the fees described below and believes that they are compatible with the independence of KPMG as our independent auditors. We adopted a policy that prohibited use of our independent auditors for any services which are prohibited, as defined by the SEC or other governing bodies, including financial information systems design and implementation, and requires that all non-audit services be approved by our Audit Committee.

      In accordance with applicable legal requirements, the lead partner on our audit engagement will be required to change every five years, and we have adopted a policy prohibiting hiring members of our outside audit firm who have management roles on the engagement into our financial or accounting groups within a year after they leave employment with the firm.

      Information relating to our relationship with our outside auditors appears under "Audit Committee Report" on page 16 of this proxy statement.

                   PROPOSED DECLASSIFICATION OF DIRECTOR TERMS

      Our charter presently provides that the Board is to be divided into three classes that have staggered three-year terms. This provision was included in our charter at the time that we went public.

      Classified director terms can aid in assuring continuity of management and can be an effective takeover defensive technique. However, classified director terms are opposed by a number of shareholder groups on corporate governance grounds. Our Board determined that retaining classified director terms was not necessary in our case and has approved an amendment to our charter which would result in all of the directors standing for election at each shareholders meeting at which directors are to be elected.

      Accordingly, the Board recommends that shareholders vote FOR the proposal to declassify director terms.

      The declassification of director terms, if approved by the shareholders, would be implemented by deleting the third through sixth sentences of Article Eighth of our certificate of incorporation (which currently provide for classified director terms) and substituting the following sentence for them:
"Directors will be elected at each annual meeting of shareholders." In addition, our by-laws would be amended to delete the last sentence of Article II,
Section 2 (which currently states that directors will be divided into classes as provided in our certificate of incorporation).

      The proposal to declassify the Board is not being made in response to a shareholder demand or proposal, although the Board is aware that so doing is favored by a number of shareholder groups.

      Approval of this proposal requires the affirmative vote of two-thirds of the outstanding common shares. If the proposal is approved, our charter will be amended promptly after the 2003 annual shareholders meeting and all of our directors, including directors elected at the upcoming meeting, will thereafter be serving one year terms.

      Under applicable law and our by-laws, each director is entitled to hold office until expiration of the term for which he or she is elected. Our existing directors have waived this provision as applied to the proposed declassification.

                              ELECTION OF DIRECTORS

      Four of the directors elected at the 2003 Annual Meeting will be elected into Class II for terms expiring in 2006 and two of the directors will be elected to Class III for terms expiring in 2004. The Board has nominated Susan
S. Denison, John R. Murphy, John R. Purcell and Linda Johnson Rice to be elected into Class II. The Board has nominated Errol M. Cook and Michael A. Henning to be elected into Class III. All of these individuals currently serve as Omnicom directors.

      If shareholders approve the proposed declassification of the Board, after the meeting, all directors will be elected at each meeting of shareholders as to which directors are to be elected.

      Errol M. Cook and Michael A. Henning were appointed as members of the Board of Directors on December 26, 2002.

      The Board of Directors recommends that shareholders vote FOR all nominees.

      The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will select a substitute nominee. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

      In accordance with the by-laws, directors are elected by a plurality of the votes cast. That means the six nominees will be elected if they receive more affirmative votes than any other nominees.

Director Information

      Set forth below is biographical and other information about Omnicom's directors and nominees for election as directors. Nominees for election at the Annual Meeting are designated by asterisks after their names.

[PHOTO    John D. Wren
OMITTED]  Term expires in 2004
          Age: 50
          Director since 1993

Mr. Wren is President and Chief Executive Officer of Omnicom, a position he has held since January 1997. Prior to 1997, he served as President of Omnicom.

[PHOTO    Bruce Crawford
OMITTED]  Term expires in 2004
          Age: 74
          Director since 1989
          Chairman of the Finance Committee

Mr. Crawford is Chairman of Omnicom, a position he has held since 1995. He is also Chairman of Lincoln Center in New York City.


[PHOTO    Robert Charles Clark
OMITTED]  Term expires in 2005
          Age: 59
          Director since 2002
          Member of the Governance Committee

Mr. Clark is Dean and Royall Professor of Law, Harvard Law School, a position he has held since July 1989. He has served as professor of law at Harvard since 1979, and before that, was a tenured professor at Yale Law School. His specialty is corporate law. Mr. Clark is a director of Collins & Aikman Corp. and American Lawyer Media, Inc. and its associated holding company, American Lawyer Media Holdings, Inc. Mr. Clark is also a member of the Board of Trustees of Teachers Insurance and Annuity Association (TIAA).

[PHOTO    Leonard S. Coleman, Jr.
OMITTED]  Term expires in 2005
          Age: 54
          Director since 1993
          Member of the Audit Committee and Compensation Committee

Mr. Coleman is Senior Advisor, Major League Baseball, a position he has held since November 1999. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President, National League, Major League Baseball. Mr. Coleman is a director of New Jersey Resources Corporation, Owens Corning, Cendant Corporation, H.J. Heinz Corporation, Churchill Downs Inc., Aramark Corporation and Electronic Arts Inc.

[PHOTO    Errol M. Cook*
OMITTED]  Director Nominee
          Age: 63
          Member of the Audit Committee

Mr. Cook is a private investor and consultant. Previously, he was a managing director and partner of Warburg Pincus from March 1991 until his retirement in February 1999. Before that, Mr. Cook was a Senior Partner of Ernst & Young (August 1961-September 1989) and a Managing Director of Schroders (September 1989-March 1991). Mr. Cook is also a director of Journal Register Company.

[PHOTO    Susan S. Denison*
OMITTED]  Term expires in 2003
          Age: 57
          Director since 1997
          Member of the Governance Committee

Ms. Denison is a partner of Cook Associates, an executive search firm, a position she has held since June 2001. Previously, she served as a Partner at TASA Worldwide/Johnson, Smith & Knisely and the Cheyenne Group. She also served as Executive Vice President, Madison Square Garden and Executive Vice President and General Manager at Showtime Networks.

[PHOTO    Michael A. Henning*
OMITTED]  Director Nominee
          Age: 62
          Member of the Audit Committee

Mr. Henning was Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. He is a director of CTS Corporation.

[PHOTO    John R. Murphy*
OMITTED]  Term expires in 2003
          Age: 69
          Director since 1996
          Chairman of the Audit Committee and member of the Governance Committee

Mr. Murphy is Vice Chairman of National Geographic Society, a position he has held since March 1998. From May 1996 until March 1998, Mr. Murphy was President and Chief Executive Officer of National Geographic Society. He is a trustee of Mercer University and the M.S.D.&T. mutual fund group, and a director of SIRSI Inc. Mr. Murphy is also a past president of the U.S. Golf Association.

[PHOTO    John R. Purcell*
OMITTED]  Term expires in 2003
          Age: 71
          Director since 1986
          Chairman of the Governance Committee and member of the Finance
          Committee

Mr. Purcell is Chairman and Chief Executive Officer of Grenadier Associates Ltd., a merchant banking and financial advisory firm. He served as Chairman of Donnelley Marketing, Inc., a database direct marketing firm, from 1991 to 1996. He is also a director of Bausch & Lomb Inc., Technology Solutions Co. and Journal Register Company.

[PHOTO    Linda Johnson Rice*
OMITTED]  Term expires in 2003
          Age: 45
          Director since 2000
          Member of Compensation Committee

Ms. Rice is President and Chief Executive Officer of Johnson Publishing Company, Inc. and President of Fashion Fair Cosmetics, a division of Johnson Publishing. In addition, she oversees the editorial content of Ebony and Jet magazines. Ms. Rice is a director of Bausch & Lomb Inc., Kimberly-Clark Corporation, VIAD Corp., University of Southern California, Northwestern Memorial Corporation, National Underground Railroad Freedom Center and the Princess Grace Foundation.

[PHOTO    Gary L. Roubos
OMITTED]  Term expires in 2005
          Age: 66
          Director since 1986
          Chairman of the Compensation Committee and member of the Finance Committee

Mr. Roubos was Chairman of Dover Corporation, a diversified industrial manufacturing corporation, from May 1989 to May 1999, and Chief Executive Officer of that company from January 1981 to May 1994. He is also a director of Dover Corporation and ProQuest Company.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

      The following table summarizes the total compensation for each of the last three years for the Chief Executive Officer and the four most highly compensated executive officers of Omnicom. These persons are referred to as "Named Executive Officers" in this proxy statement.

                                              Annual Compensation                      Long Term Compensation Awards
                                         --------------------------    ---------------------------------------------------------
                                                                                        Shares          Long-Term
      Name and                                                         Restricted     Underlying        Incentive     All Other
      Principal                                                          Stock           Stock            Plan         Compen-
      Position                 Year        Salary($)     Bonus($)(1)    Awards($)(2)   Options(#)     Payouts($)(1)  sation($)(3)
-----------------------        ----        ---------     -----------    ------------   ----------     -------------  ------------

John D. Wren ................  2002        $875,000      $     --            --             --             --          $ 5,944
  President and Chief          2001         875,000       1,300,000          --        2,000,000           --           15,355
  Executive Officer            2000         875,000       2,200,000          --             --             --           23,737
  of Omnicom

Thomas L. Harrison ..........  2002        $825,000      $     --            --           75,000           --          $47,085
  Chairman and Chief           2001         825,000       1,200,000      $668,228        450,000           --           35,200
  Executive Officer of         2000         825,000       2,200,000          --          125,000           --           54,443
  Diversified Agency
  Services

Peter Mead ..................  2002        $800,000      $     --            --           50,000           --          $89,573
  Vice Chairman                2001         750,000       1,275,000          --           50,000           --           87,437
  of Omnicom                   2000         750,000       2,137,500          --           50,000           --           92,839

Keith L. Reinhard ...........  2002        $925,000      $     --            --             --             --          $28,006
  Chairman of DDB              2001         925,000       1,100,000          --          200,000           --           24,856
                               2000         925,000       2,200,000          --          125,000           --           27,390

Allen Rosenshine ............  2002        $985,000      $     --            --             --             --          $11,156
  Chairman and Chief           2001         985,000       1,100,000          --          200,000           --           20,080
  Executive Officer            2000         985,000       2,025,000          --          200,000           --           24,558
  of BBDO

----------
(1) Senior management, including the Named Executive Officers and other executive officers, elected to not receive cash bonuses for 2002 and long-term incentive awards for periods ending last year even though they had satisfied the performance criteria established by the Compensation Committee. This was based on senior management's desire to assure that lower-level employees receive substantial incentive compensation in recognition of their excellent performance in 2002, while at the same time permitting the Company to achieve its financial objectives for shareholders.

(2) On March 22, 2002, Omnicom awarded to Mr. Harrison 7,000 restricted shares. The value shown above represents the value of the restricted shares based on the closing price of Omnicom's common shares on the date of the award. 20% of the restricted shares granted vest on each of the first five anniversaries of the grant. Dividends will be payable on the shares to the extent paid on Omnicom's common stock generally, regardless of whether the shares are vested or unvested at the time. As of December 31, 2002:

      o Mr. Wren held 4,221 restricted shares with a net pre-tax value of $269,426;

      o Mr. Harrison held 15,400 restricted shares with a net pre-tax value of $982,982;

      o Mr. Rosenshine held 5,200 restricted shares with a net pre-tax value of $331,916.

(3)   All Other Compensation for 2002 consists of:

      o employer contributions to one or more retirement savings plans in the amount of $4,000 on behalf of each of Messrs. Wren, Harrison and Rosenshine, $85,388 on behalf of Mr. Mead and $17,500 on behalf of Mr. Reinhard; and

      o employer premium payments for life insurance in the amount of $1,944 for Mr. Wren, $43,085 for Mr. Harrison, $4,185 for Mr. Mead, $10,506 for Mr. Reinhard and $7,156 for Mr. Rosenshine.

Stock Options

                        Option Grants in Last Fiscal Year

      The following table shows option grants to Named Executive Officers in 2002.

                                                      Individual Grants
                                      ---------------------------------------------
                                         Number          % of Total
                                        of Shares         Options
                                       Underlying        Granted to      Exercise
                                         Options         Employees        Price          Expiration
      Name                             Granted(#)          in 2002     ($ per Share)        Date         Value at Grant Date(2)
 ------------------                    ----------        ----------     -------------    ----------      ----------------------
John D. Wren ......................       --                 --             --                --                  --
Thomas L. Harrison ................     75,000(1)           3.28%         $93.55        April 12, 2012        $1,621,937
Peter Mead ........................     50,000(1)           2.19%         $93.55        April 12, 2012        $1,081,292
Keith L. Reinhard .................       --                 --             --                --                  --
Allen Rosenshine ..................       --                 --             --                --                  --

----------

(1) Vesting of the options occurs at the rate of 30% on each of the first two anniversaries of the grant and as to the remaining 40% on the third anniversary of the grant or immediately in the event of a change in control or certain other events.

(2) These numbers show hypothetical values computed under the Black-Scholes option pricing model. This model is a complicated mathematical formula that makes assumptions about stock option features. A number of these assumptions do not apply to the options we grant to our Named Executive Officers. In particular, the model assumes that holders can sell their options to third parties or exercise them immediately, neither of which are permitted under the option terms. For these reasons, we caution that the values shown in the table are only theoretical and may not reflect the fair value placed on these awards by the executives or the value they may ultimately realize. Whether an option holder realizes value and how much this value is will depend on what our share price is relative to the exercise price when exercised. The assumptions used in this table are consistent with the assumptions used to report stock option valuations in our 2002 Annual Report to Shareholders.

      The assumptions for valuing the 2002 grants are:

      o A five-year expected life for each option. This is the typical amount of time that passes before holders of our options exercise them.

      o The dividend yield used reflected the 0.9% yield on a share of our stock at the April 12, 2002 grant date.

      o Expected stock price volatility was 28.2%. This was calculated using the most recent volatility for the month end stock prices for our common shares over the 60 months prior to the April 12, 2002 grant date.

      o A risk-free rate of return equal to the five-year U.S. Treasury strip securities yield of 4.7% on the April 12, 2002 grant date.

      In addition, a discount of 25% was applied to the theoretical value of the options to reflect the risk of forfeiture and transfer restrictions placed on the options, as discussed above.

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

      The following table provides information about option exercises by the Named Executive Officers in 2002, and the value of their unexercised options at the end of 2002. The value realized was calculated by subtracting the exercise price from the fair market value of Omnicom's common stock on the exercise date. The value of unexercised in-the-money options at December 31, 2002 was calculated by subtracting the exercise price of in-the-money options from the fair market value ($64.33) of Omnicom's common stock on December 31, 2002.

                                                                  Number of Shares
                                                                     Underlying          Value of Unexercised
                                                                    Unexercised              In-the-Money
                                      Number                         Options at               Options at
                                     of Shares                  December 31,2002(#)      December 31, 2002($)
                                    Acquired on      Value          Exercisable/             Exercisable/
       Name                        Exercise (#)  Realized ($)       Unexercisable            Unexercisable
   -----------                     ------------  ------------   -------------------      --------------------
John D. Wren ..................         --            --         2,583,800/1,850,000         $38,017,017/0

Thomas L. Harrison ............         --            --           318,333/431,667          814,274/330,001

Peter Mead ....................         --            --           95,000/105,000                 0/0

Keith L. Reinhard .............       90,000      $6,167,667       305,000/190,000            1,731,400/0

Allen Rosenshine ..............       75,000       6,113,378      1,085,000/220,000          35,116,938/0

Long-Term Incentive Plan Awards

      In 2002, the Compensation Committee approved agreements under which Messrs. Wren and Harrison might receive performance share unit awards under our existing incentive plan. Each unit entitles the holder to payouts of cash or common stock (as determined by the Compensation Committee) based on the value of one common share if specified performance criteria are achieved. The conditions under which amounts are payable were established by the Compensation Committee. The Compensation Committee retains the overall discretion to reduce any performance compensation and performance share units that the holder would otherwise be entitled to receive. No other Named Executive Officers were eligible to receive these awards.


                                                    Performance or
                                       Number        Other Period            Estimated Future Payouts Under
                                     of Shares,         Until                Non-Stock Price-Based Plans(#)
                                   Units or Other     Maturation            -------------------------------
      Name                            Rights          or Payout             Threshold              Maximum
  -----------                      --------------   --------------          ---------              --------
John D. Wren ...................       (1)            2002-2004              7,500                  50,000

Thomas L. Harrison .............       (1)            2002-2004                750                   2,000

                                       (2)            2002-2004              1,000                  10,000

----------
(1) The number of units earned will depend upon increases in earnings per share in the three-year performance period. Maximum payouts will only be made if the average annual Omnicom earnings per share for the three-year period are more than 120% of the earnings per share in 2001.

(2) The number of units earned will depend upon annual growth in the net profits of our Diversified Agency Services business in the three-year performance period. Maximum payouts will only be made if average annual net profit of Diversified Agency Services for the three-year period is more than 119% of such net profit in 2001.

Compensation Committee Report

      The members of the Compensation Committee are Gary L. Roubos, Chairman of the Committee, Leonard S. Coleman, Jr. and Linda Johnson Rice. Each member of the Committee is an independent director.

      Omnicom's compensation program for its executive officers is designed to attract and retain highly qualified personnel and to motivate them to achieve corporate performance objectives and increase shareholder value. The program is comprised of base salary and performance-related compensation in the form of an incentive cash bonus and long-term stock-based awards intended to align executive and shareholder interests.

      The compensation of the Named Executive Officers is determined by the Compensation Committee, and the compensation of the Chief Executive Officer is subject to the approval of the full Board. The Compensation Committee considers the factors described below and the recommendations of the CEO in determining the compensation of the Named Executive Officers. Salaries of executives who are not Named Executive Officers are determined by the CEO.

      Base Salary

      Adjustments in base salary for executive officers are discretionary and generally are considered every 18 months. In determining base salary and adjustments to base salary, the Compensation Committee considers:

            o     the executive's level of responsibility;

            o Omnicom's profitability and the profitability of the business unit with which the executive is associated; and

            o the Compensation Committee's knowledge of executive compensation practices of other publicly traded companies of similar size, geographic reach and financial characteristics.

      Omnicom's profitability is determined by reference to its earnings per share, and profitability of a business unit is determined by reference to its net profit.

      Incentive Cash Bonuses

      The annual cash bonus typically represents a substantial portion of the cash compensation of executive officers. Omnicom intends that the annual cash bonus will serve as an incentive to improve annual profitability. Bonuses are administered by the Compensation Committee.

      Prior to or shortly after the beginning of the year, the Compensation Committee determines the executive officers who will participate in our annual bonus plan and their incentive levels. The Compensation Committee establishes specific performance goals for each participant based on business criteria and assigns weights to the goals. Performance goals are based on one or more of the following criteria: earnings per share, net income, operating margin, return on equity, stockholder total return, revenue and cash flow.

      At the end of the year, the Compensation Committee reviews the performance of each participant against his or her performance goals. Awards are paid only after the Committee has certified in writing that the performance goals have been attained. The Committee considers the recommendations of the CEO as to the Named Executive Officers other than the CEO, and may reduce, but not increase, the amount of an award otherwise payable to a participant upon attainment of the performance goals.

      Senior management, including the Named Executive Officers and other executive officers, elected to not receive cash bonuses for 2002 and long-term incentive awards for periods ending last year even though they had satisfied the performance criteria established by the Committee. This was based on senior management's desire to assure that lower-level employees receive substantial incentive compensation in recognition of their excellent performance in 2002, while at the same time permitting the Company to achieve its financial objectives for shareholders.

      Restricted Stock and Stock Options

      Restricted stock award grants for executive officers who are not Named Executive Officers are recommended by the CEO and determined by the Compensation Committee in a discretionary manner.

      Restricted stock awards are granted by the Compensation Committee annually to a relatively broad group of key executives, based upon the executive's level of responsibility and a subjective judgment by the Compensation Committee of the executive's contribution to Omnicom's performance.

      Stock options may be granted annually by the Compensation Committee to a much smaller group of key executives (including executive officers) who have the ability to influence increases in shareholder value. There is no target ownership or grant level for executive officers. Stock options are granted with an exercise price equal to the market price of Omnicom's stock on the day of grant and generally vest over a period of up to three years, subject to acceleration in certain events including the attainment of certain share price thresholds.

      Stock options are typically granted annually to selected executives, based upon their previous grants and the revenue growth and profitability of Omnicom and the business unit with which the executive was associated during the prior year.

      Performance Share Units

      The Compensation Committee has approved awards to certain executive officers under which they have the right to earn performance share units. Performance share units entitle the holder to payouts of cash and/or common stock, as determined by the Compensation Committee, up to a maximum amount, based on the value of one share of common stock on the payout date for each performance share. The Committee retains the overall discretion to reduce any performance compensation and performance share units that the holder would otherwise be entitled to receive.

      The Compensation Committee awards performance share units based on the Committee's review of Omnicom's earnings per share growth over a three-year period. If the executive officer is affiliated with one of Omnicom's subsidiaries, the Committee evaluates the executive using a formula which considers both Omnicom's earnings per share growth over a three-year period and the three-year net profit growth of that subsidiary.

      Chief Executive Officer Compensation

      Mr. Wren's salary has remained at the same level since January 1, 1997. In addition, he received an agreement which could entitle him to receive an award of performance share units in 2005 based on the three-year average growth in Omnicom's earnings per share. If average earnings per share growth for the three-year period is 110% or less than 2001 earnings per share, no payout will be made. The Compensation Committee may reduce any performance award Mr. Wren may otherwise be entitled to receive.

      Mr Wren elected to not receive his 2002 cash bonus and his long-term incentive award for the period ending last year even though he had satisfied the performance criteria established by the Compensation Committee of the Board. This was based on Mr. Wren's desire to assure that lower-level employees received substantial incentive compensation in recognition of their excellent performance in 2002, while at the same time permitting the Company to achieve its financial objectives for shareholders.

      Internal Revenue Code Section 162(m)

      Section 162(m) places a limit of $1 million on the deductibility of compensation Omnicom pays to its Chief Executive Officer and certain other executive officers during each year unless the compensation qualifies as "performance-based compensation." The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Gary L. Roubos, Chairman
Leonard S. Coleman, Jr.
Linda Johnson Rice
Members of the Compensation Committee

Salary Continuation Agreements for Named Executive Officers

      We have agreed to make annual payments to each of the Named Executive Officers for up to ten years after termination of full time employment, unless termination is for "cause," in consideration for their agreements not to compete and to consult during the service period. "Cause" is generally defined for this purpose as willful malfeasance, such as breach of trust, fraud or dishonesty. If a covered executive dies before expiration of the applicable payment period, his beneficiary is entitled to 75% of the executive's payment for the remainder of that period. The payments are equal to a percentage of the covered executive's salary and are subject to reduction in certain circumstances. The salary percentages are equal to 100% for Mr. Rosenshine and 50% for the other Named Executive Officers. The payment periods are based on age and service and are currently ten years for Messrs. Reinhard and Rosenshine, nine years for Mr. Mead and eight years for Messrs. Wren and Harrison.

                            EQUITY COMPENSATION PLANS

      Our principal equity compensation plan is our 2002 equity incentive plan, which was approved by shareholders at last year's annual shareholders meeting. It replaced all prior employee equity incentive plans and, as a result, no new awards may be made under our prior plans except for prior awards that are forfeited or canceled. We also have a restricted stock plan for non-employee directors and a tax-qualified employee stock purchase plan available to substantially all U.S. salaried employees.

      The following table provides information about our equity compensation plans as of December 31, 2002. The table does not reflect the proposal for consideration at this Annual Meeting to increase by 3.0 million, the shares that could be awarded under our equity incentive plan. (See pages 17 to 19.)

                                                                                          Number of securities
                                                                                        remaining available for
                                                                                         future issuance under
                                    Number of securities to      Weighted-average          equity compensation
                                    be issued upon exercise      exercise price of          plans (excluding
                                    of outstanding options,     outstanding options,     securities reflected in
Plan Category(1)                     warrants and rights.       warrants and rights.          first column).
----------------                    -----------------------     --------------------    ------------------------
Equity compensation plans
  approved by security holders ....       19,127,495                 $69.80                    9,744,822(2)

Equity compensation plans not
  approved by security holders ....           0                        --                        19,096
                                          ----------                 ------                    ---------

Total .............................       19,127,495                 $69.80                    9,763,918
                                          ==========                 ======                    =========

----------

(1)   As of March 31, 2003, we had:

      o Under our shareholder approved equity plans, 19,550,195 outstanding options with a weighted average exercise price of $69.32;

      o Available for future issuance under our shareholder approved plans, 8,080,419 shares, which includes 1,952,971 shares that remained available for purchase under our employee stock purchase plan (which is a tax qualified plan in which substantially all U.S. salaried employees may participate) and 55,597 shares that can be issued under prior plans as a result of forfeitures under other plans;

      o 19,096 shares available for future issuance under our restricted stock plan for non-employee directors.

(2) This figure includes 1,952,971 shares that remained available for purchase as of December 31, 2002 under the employee stock purchase plan, which is a tax-qualified plan in which substantially all U.S. salaried employees may participate. It also includes 120,000 shares that can be issued under prior plans as a result of forfeitures. Additional shares may become available in the future if awards under the prior plans are forfeited, but that number is not determinable. The maximum number of shares that may have been issued under our equity incentive plan as restricted stock or other non-option awards at December 31, 2002 was 1.2 million shares (250,000 shares at March 31, 2003).

(3) These shares remain available for future issuance as restricted stock under our restricted stock plan for non-employee directors.

The Restricted Stock Plan for Non-Employee Directors

      Our restricted stock plan for non-employee directors provides for an annual grant of restricted stock to non-employee directors. On the first business day following the commencement of each term of the Board of Directors, each director receives an award of 250 restricted shares. The vesting requirements are set forth in the individual award agreements, which generally provide that restricted stock will vest after two years. In no event may the restricted stock vest earlier than the first anniversary of the date of grant. If there is a change of control of the Company, all restricted stock awards become immediately vested. A total of 19,096 shares are available for grant under this plan.

                                PERFORMANCE GRAPH

      The graph below compares cumulative total return on Omnicom's common stock during the last five years with the Standard & Poor's 500 Composite Index and a peer group of publicly held corporate communications and marketing holding companies. The peer group consists of Grey Advertising Inc., The Interpublic Group of Companies, Inc., WPP Group plc and Cordiant Communications Group. The graph shows the value at the end of each year of each $100 invested in Omnicom's common stock, the S&P 500 Index and the peer group.

   [The following table was depicted as a line chart in the printed material.]

                           TOTAL SHAREHOLDER RETURNS
                           -------------------------

                       Dec 97    Dec 98    Dec 99    Dec 00    Dec 01   Dec 02
                       ------    ------    ------    ------    ------   ------

OMNIGROUP ..........   100.00    138.32    240.25    200.77    218.58   160.13

S&P 500 INDEX ......   100.00    128.58    155.63    141.46    124.66    97.12

PEERGROUP ..........   100.00    150.10    274.91    226.44    174.51    99.48


      Returns depicted in the graph are not indicative of future performance.

                                 STOCK OWNERSHIP

      The following table sets forth information with respect to the ownership of Omnicom's common stock by:

            o persons known by Omnicom to own more than 5% of its outstanding common stock;

            o     Omnicom's current directors; and

            o     Omnicom's executive officers.

      The stock ownership information presented in the table is as of March 31, 2003 (except as otherwise noted).

                                                                      Options            Total         Percent of
                                                 Number of          Exercisable        Beneficial        Shares
           Name                               Shares Owned(#)(1)   within 60 days(#)   Ownership(#)   Outstanding(%)
           ----                               ------------------   -----------------   ------------   --------------
FMR Corp.(2) .............................       11,155,770                  --         11,155,770       5.9320
Wellington Management
  Company LLP(3) .........................       11,025,775                  --         11,025,775       5.8600
John D. Wren .............................          252,294           2,710,000          2,962,294       1.5493
Bruce Crawford ...........................          279,650                  --            279,650        .1484
Robert Charles Clark .....................              250                  --                250        .0001
Leonard S. Coleman, Jr. ..................            4,277                  --              4,277        .0023
Errol M. Cook ............................              750                  --                750        .0004
Susan S. Denison .........................            3,833                  --              3,833        .0020
Thomas L. Harrison .......................           69,959             450,833            520,792        .2756
Michael A. Henning .......................            1,000                  --              1,000        .0005
Peter Mead ...............................           27,946             145,000            172,946        .0917
John R. Murphy ...........................            3,859                  --              3,859        .0020
John R. Purcell ..........................           43,889                  --             43,889        .0233
Keith L. Reinhard ........................          474,664             415,000            889,664        .4709
Linda Johnson Rice .......................              895                  --                895        .0005
Allen Rosenshine .........................          307,840           1,200,000          1,507,840        .7949
Gary L. Roubos ...........................            7,682                  --              7,682        .0041
All directors and executive officers
  as a group (19 persons) ................        1,756,974           6,062,498          7,819,472       4.0191

----------
(1)   Includes:

      o shares held pursuant to key executive restricted stock program, namely, Mr. Harrison--15,400 shares;

      o shares held pursuant to outside director restricted stock program, namely, Mr. Clark--250 shares, Mr. Coleman--375 shares, Ms. Denison--375 shares, Mr. Murphy--375 shares, Mr. Purcell--375 shares, Ms. Rice--375 shares and Mr. Roubos--375 shares;

      o shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren--92,996 shares, Mr. Harrison--43,400 shares and Mr. Reinhard--69,200 shares;

      o shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Wren--9,533 shares and Mr. Harrison--576 shares; and

      o shares purchased under an employee stock purchase plan, namely, Mr. Harrison--1,435 shares and Mr. Reinhard--1,469 shares.

(2) Stock ownership is based on a Schedule 13G filed on February 14, 2003. In its filing, FMR reported having sole voting power over 678,065 shares and sole dispositive power over 11,155,770 shares. Edward C. Johnson 3d is Chairman of FMR and reported owner of 12.0% of the aggregate outstanding FMR voting stock. Abigail P. Johnson is a director of FMR and reported owner of 24.5% of FMR voting stock. Mr. Johnson and Ms. Johnson each reported sole dispositive power over all of the shares beneficially owned by FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) Stock ownership is based on a Schedule 13G filed on February 12, 2003. In its filing, Wellington Management Company, LLP reported having shared voting power over 7,854,470 shares and shared dispositive power over 11,025,775 shares. Wellington's address is 75 State Street, Boston, Massachusetts 02109.

                             AUDIT COMMITTEE REPORT

      The members of the Audit Committee of the Board of Directors are John R. Murphy, who is Chairman of the committee, Leonard S. Coleman, Jr., Errol M. Cook and Michael A. Henning. The members are independent as defined in the New York Stock Exchange's listing standards, which provide, among other things, that directors may have no relationship with Omnicom that interferes with the exercise of their independence from management and Omnicom. Omnicom's Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix C to this proxy statement.

      On June 12, 2002, the Board of Directors, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as Omnicom's independent auditors for fiscal year 2002 and engaged KPMG LLP as its independent auditors for the fiscal year 2002.

      The Audit Committee has reviewed and discussed with management Omnicom's audited 2002 financial statements as of December 31, 2002.

      The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1, as adopted by the Independence Standards Board, and has discussed with KPMG its independence.

      Specific information about fees paid to KPMG, and recent developments affecting the firm, are contained in the Independent Auditors section of this proxy statement.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in Omnicom's Annual Report on Form 10-K.

John R. Murphy, Chairman
Leonard S. Coleman, Jr.
Errol M. Cook*
Michael A. Henning*
Members of the Audit Committee

March 24, 2003

*Messrs. Cook and Henning joined the Committee in 2003.

                APPROVAL OF THE EQUITY INCENTIVE PLAN AMENDMENTS

      Our equity incentive plan was approved by shareholders at last year's annual meeting. Our Board of Directors has approved amendments to the plan and is now submitting the amendments to shareholders for approval. The amendments increase the maximum number of shares that can be issued under the plan by 3.0 million to 9,121,851 (giving effect to awards already granted under the plan). Certain other technical amendments would also be made to implement the proposed changes.

      The purpose of our equity incentive plan is to provide equity-linked compensation to key employees. The plan also allows non-employee directors to elect to receive a portion of their annual retainer in shares of common stock. This plan is the only plan under which options or restricted stock awards may be awarded (other than our restricted stock plan for non-employee directors or as a result of forfeitures under old plans). If shareholders do not approve the proposed plan amendments, the equity incentive plan, as approved last year by the shareholders, will continue.

      A summary of the proposed amendments is set forth below, followed by a description of the plan as a whole. The description of the plan is qualified by reference to the full text of the plan as proposed to be amended, which is included at the end of this proxy statement as Appendix A.

Summary of the Amendments

      In order to provide an effective tool for retention of our key people and as an inducement to attract new people, the proposed amendments increase the number of shares that can be issued under the plan by 3.0 million to 9.1 million (giving effect to awards already granted under the plan). The additional shares could be issued as options, restricted stock or any other type of equity-linked award available under the plan.

Plan Summary

      The following is a general summary of the equity incentive plan. The summary assumes the amendments are adopted.

      Awards Authorized

      The equity incentive plan is administered by the Board's Compensation Committee.

      Participants in the plan may be selected by the Compensation Committee from among our key employees. In addition, non-employee directors may elect to receive common shares in lieu of all or a portion of their annual retainer. Based on the number of participants in our existing equity plans, we estimate that about 600 employees, including all of our officers and executive officers, are eligible to participate in the plan.

      No more than 9,121,851 million shares (plus shares relating to awards made prior to May 20, 2003 and shares relating to awards that are forfeited or surrendered) may be issued under the plan. Up to 3.25 million shares would be available for restricted stock and other non-option awards (plus restricted shares previously granted under the plan). However, the number of restricted or other non-option shares issued as non-option awards would reduce the number of shares issuable under option awards. Shares relating to awards that are forfeited or surrendered would be added back to the available pool.

      The equity incentive plan provides for the grant of the following types of awards:

            o Stock Options: Options to purchase common shares, including non-qualified stock options and options intended to qualify as incentive stock options, may be awarded under the plan. No option under the plan may have a term longer than seven years from the date of grant. The exercise price of an option may not be less than the fair market value (determined by reference to trading price), and repricing of underwater options and automatic reloading of exercised options are prohibited.

                  The terms of each option and the times at which each option is exercisable are determined by the Compensation Committee. It is anticipated that, in general, the full vesting period for options will be no shorter than three years. However, we anticipate that options will vest on the same basis as awards routinely made in the past (i.e., each option vests 30% on each of the first two anniversaries of the date of grant and 40% on the third anniversary of the date of grant, subject to acceleration for death, disability or certain change-in-control transactions).

            o Restricted Stock: The amended plan would provide for the issuance of up to 3.25 million shares under awards subject to restrictions on transfer and to a risk of forfeiture in the event of termination of employment under certain circumstances or other events (plus shares relating to restricted stock awards previously granted under the plan). The 3.25 million share limit would be reduced by any performance-based or other non-option awards granted. Restricted stock becomes unrestricted by the passage of time or occurrence of other events specified by the Compensation Committee. The period for full vesting of restricted stock awards may not be less than five years from the grant date, except that up to 1.0 million restricted shares may vest over periods of at least two years.

            o Performance-Based Awards: The amended plan also provides for performance-based awards. These awards represent rights to receive a payment in cash, common stock or a combination of both if performance goals are met during a specified time period. The performance goals and time period may be specified by the Compensation Committee at the time the performance-based award is granted but may be based upon the attainment by us of specific amounts of or increases in, one or more of the following: earnings per share, net income, operating margin, return on equity, total stockholder return, revenue, cash flow, net worth, book value, shareholders' equity, market performance or the completion of certain business or capital transactions.

            o Other Awards: Under the plan, the Compensation Committee may also grant shares of common stock as a bonus or as dividend equivalents and may grant such other awards payable in or determined by reference to shares as the Compensation Committee may determine.

      Certain Tax Limitations

      In order to satisfy certain conditions to deductibility under Section 162(m) of the Internal Revenue Code, no employee may receive stock-based awards under the plan in any one year relating to more than 1.0% of the Company's then-issued common shares. Nor may an employee receive cash payments under the plan in any one year in excess of an amount equal to (1) the average closing sales price for the Company's common stock for the year prior to the year in which the payment is made times (2) 1.0% of the Company's total issued common shares on the date the payment is made. The plan further provides that, to the extent necessary to comply with conditions for deductibility under 162(m) of the Internal Revenue Code, the deemed issued shares will be 203,729,179, which is the diluted number of common shares issued on March 31, 2002, and the average sales price for the Company's common stock will be $84.67 per share, which was the average sales price for the 12 months then ended.

      To comply with applicable tax regulations relating to options intending to qualify as incentive stock options under Section 422 of the Internal Revenue Code, the plan limits the aggregate number of shares that may be issued or transferred by us upon the exercise of incentive stock options to 0.5 million shares.

      Adjustments; No Repricing

      The Compensation Committee may adjust any of the limitations, and any award, that is expressed in the amended and restated plan as a number (but not a percentage) as it determines to be equitable in light of any stock split, subdivision of shares or other change in our capital structure, and may provide in substitution for any or all outstanding awards under the plan such alternative consideration as it may determine to be equitable and the surrender of any awards so replaced. However, the plan provides that the Compensation Committee may not, without further shareholder approval, authorize the amendment of any outstanding option to reduce the exercise price of such option or the cancellation of an outstanding option and its replacement with an award having a lower exercise price per share.

      Term; Termination and Amendment

      Awards may be granted under the plan until 2012. The plan provides that the Compensation Committee may at any time amend the plan, but if any amendment must be approved by shareholders in order to comply with applicable law or the rules of the New York Stock Exchange, the amendment will not be effective unless and until that approval has been obtained. Presentation of the plan or any amendment for shareholder approval will not be construed to limit our authority to make awards under other plans without shareholder approval.

Federal Income Tax Consequences

      The following is a summary of the material federal income tax consequences of transactions under the equity incentive plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be complete and does not describe state or local tax consequences.

      Non-qualified Stock Options

      In general, (1) no income will be recognized by an optionee at the time a non-qualified option is granted and (2) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. To the extent that a participant recognizes ordinary income (in connection with non-qualified options or in connection with any of the awards described below), we generally will be entitled to a corresponding deduction.

      Incentive Stock Options

      No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option, or ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee on the exercise of an ISO, and if no disqualifying disposition of such shares is made by the optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then any amount realized in a sale of the shares in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either of these holding periods, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to (1) the excess of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over (2) the option price paid for such shares. Any further gain or loss realized by the optionee generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

      Restricted Stock

      The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture, restrictions on transfer or deferral for purposes of Section 83 of the Internal Revenue Code. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Section 83 restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Performance-Based Awards and Other Awards

      No income generally will be recognized upon the grant of performance incentives. Upon payment of performance incentives, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any common stock received. Similarly, upon the receipt of common stock as a bonus, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the common stock received.

Board Recommendation

      The Board of Directors approved the plan because it believed that it closely linked the interests of key employees and the Company's shareholders and brings the Company's compensation structure in line with competitive conditions. The Board approved the plan amendments, subject to further approval by shareholders, to assure adequate availability of non-option, equity-linked awards.

      The Board recommends that shareholders vote FOR the proposed amendments to the plan.

      Approval of this proposal requires the favorable vote of the holders of a majority of shares voting on the proposal.

                              INDEPENDENT AUDITORS

      On June 12, 2002, Omnicom dismissed Arthur Andersen LLP and engaged KPMG as Omnicom's new independent auditors for the fiscal year ended December 31, 2002. These actions were approved by the Board based on the recommendations of the Audit Committee. During the years ended December 31, 2000 and 2001 and through the date of the Board's decision, Omnicom did not consult KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. Omnicom continued to use Arthur Andersen to perform services as its predecessor auditor with respect to its financial statements prior to June 12, 2002.

      The reports of Arthur Andersen on Omnicom's financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 31, 2001 and the subsequent interim period through June 12, 2002, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal years ended December 31, 2000 and December 31, 2001, and during subsequent interim period through June 12, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      During the fiscal year ended December 31, 2002, aggregate fees billed by Arthur Andersen prior to their dismissal as the Company's independent auditors were $994,425, primarily for reviews of quarterly unaudited financial statements and statutory audits of subsidiaries. In addition, Omnicom paid $3,285,423 for other services provided by Arthur Andersen, related principally to tax compliance, as well as acquisitions and related due diligence, registration statements and comfort letters to underwriters relating to securities offerings and general accounting research.

      For the fiscal year ended December 31, 2002, the Company paid (or will pay) the following fees to KPMG (and its affiliates) for services rendered during the year and for the audit in respect of the year:

            Audit Fees ...........................       $ 8,945,000

              Audit-Related Fees .................           790,000

              Tax Fees ...........................           276,000

              All Other Fees .....................             --
                                                         -----------
            Total Fees ...........................       $10,011,000
                                                         ===========

      In the above table, in accordance with new SEC definitions and rules, which Omnicom elected to adopt for this year's proxy statement, "audit fees" are fees Omnicom paid (or will pay) to KPMG for professional services for the audit of Omnicom's consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of Omnicom's financial statements; "tax fees" are fees for tax compliance, tax advice, and tax planning; and "all other fees" are fees billed by KPMG to Omnicom for any services not included in the first three categories.

      The Audit Committee considered all these services in connection with KPMG's audit of our 2002 financial statements and concluded that they were compatible with maintaining KPMG's independence.

                    SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS

      Omnicom has been notified by Mr. Robert D. McCrie, 166 East 96th Street, New York, New York 10128, who reports that he is the beneficial owner of 3,936 common shares, that he intends to submit the following proposal at the annual meeting:

      "Resolved: That the by-laws of Omnicom Group Inc. shall be amended to cease the issuance of stock options to all named executive officers of the Corporation.

      'Named executive officers' is defined as those officers who are identified in the then most recent Notice of Annual Meeting of Shareholders of the Corporation.

      Background: The Compensation Committee of the Board is now authorized to approve awards of options to named executive officers in addition to approving their salaries, bonuses, other benefits, and perquisites which are adjustable. Depending on the circumstances, such options can, however, represent a stupendous potential transfer of wealth from shareholders to a few officers and employees without reasonable merit for such awards.

      Two million nine hundred thousand options were granted for 2001 alone for the five highest paid employees. The value of such options is uncertain because their exercise depends on future market conditions. The value could be zero, in which case the officers and employees would derive nothing extra in addition to their salaries, bonuses, other benefits and perquisites. But those same options could also reach the substantial nine digits if the value of the Company's stock were to increase to $114.09 per share. The value of the options awarded for 2001 to these five persons was $46 million. This represents an amount equivalent to over nine percent of the entire net income of a Corporation with over $6 billion in revenues and employing 56,000 people. But, at the actual date of exercise, the value of the options could be several times this amount or zero. This would dilute ownership of other shareholders at the time.

      Compensation of the handful of top executives has grown disproportionately to the earnings per share in recent years, bringing no commensurate benefits to shareholders or to the Corporation generally. Indeed, the granting of awards of this magnitude could foster a growth-at-all-costs strategy that is contrary to the interests of all other shareholders. Accordingly, I believe that action should be taken to prohibit the award of options to named executive officers of the Corporation."

     For the reasons discussed below, the Board recommends that the shareholders vote AGAINST the foregoing proposal.

     The Board's Compensation Committee, which is comprised solely of independent directors, has responsibility for addressing executive compensation issues. In evaluating these compensation issues, the Committee strives to design appropriate compensation packages so the Company can attract and retain key executives.

     Our Compensation Committee has determined that an appropriate overall compensation package for senior management, including the named executives, encompasses a carefully determined mix of long and short term incentives, all geared toward linking the interests of management, both individually and as a team, to the interests of shareholders.

     Our Compensation Committee uses a combination of cash and equity-linked compensation as part of an overall executive compensation system intended to aid in the retention of key executives, be competitive with our peers and fairly reward both corporate and individual performance. One of the tools the Compensation Committee has historically used for this purpose is stock options, which has been necessary to maintain our executive compensation at competitive levels and which we believe has proven to be an effective means to link executive compensation to the creation of shareholder value.

     In determining whether options will be granted to a particular individual and, if so, the size of the stock option awards, our Compensation Committee carefully considers the individual's level of responsibility and his or her individual performance and contribution to the attainment of corporate objectives.

     We are aware of recent criticisms of options in some quarters, but believe that the Compensation Committee has always carefully evaluated the issuance of options and done so in a manner that has been in the best interests of shareholders. The Board believes that options can be an effective component of an overall executive compensation package and that it would be inadvisable to withhold from the Compensation Committee this particular tool for their use in crafting compensation for our most senior executives.

     For the reasons set forth above, the Board recommends a vote AGAINST this proposal if it is properly presented at the meeting. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice.

     Approval of this proposal requires the favorable vote of two-thirds of the outstanding common shares.

                             ADDITIONAL INFORMATION

Record Date; Shares Outstanding

      Shareholders of record at the close of business on April 4, 2003 are entitled to vote their shares at the Annual Meeting. As of March 31, 2003, there were 188,495,934 shares of common stock outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum; Required Vote; Effect of an Abstention and Broker Non-Votes

      More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. (Broker non-votes are proxies returned by brokers or other nominees who do not vote on a particular item because they did not receive instruction from the beneficial owner and were not permitted to exercise discretionary voting authority.) If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

      In order to obtain approval of any matter brought to a vote at the Annual Meeting, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted (or, in the case of the election of any nominee as a director, a plurality vote) is required, except that the Board's proposal to declassify the Board of Directors and the shareholder proposal to amend the by-laws (if properly presented at the meeting) require the affirmative vote of the holders of two-thirds of the outstanding common shares.

      Abstentions and broker non-votes will not be considered as votes cast in favor or against any proposal. As a result, abstentions or broker non-votes will have the same effect as votes against the proposals voted on at the Annual Meeting (other than the election of directors on which abstentions will have no effect).

Voting

      You can vote your shares through the internet, by telephone, by proxy card or in person. The internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Internet and telephone proxies are valid under New York law. By submitting your proxy through the internet, by telephone or by using the enclosed proxy card, you will authorize each of Randall J. Weisenburger and Barry J. Wagner, two of our officers, to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, in their discretion. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

      Fidelity Management Trust Company, as trustee under the retirement savings plan, will vote shares of common stock held in the plan as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. In accordance with the terms of the plan, it will vote all shares for which it does not receive voting instructions in the same proportion on each issue as it votes the shares for which it does receive instructions.

Voting by Street Name Holders

      If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or nominee should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

      Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. As such, they could vote for all proposals to be considered at the annual meeting except for the shareholder proposal to amend the by-laws, as to which our Board recommends a negative vote.

Default Voting

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted for the declassification of the Board of Directors, for the election of all nominees for director, for approval of the amendments to the equity incentive plan, and against the shareholder proposal to amend Omnicom's by-laws. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Right to Revoke

      If you submit your proxy, you may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the Annual Meeting and voting in person. For shares beneficially owned by you, but held in "street name" by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee.

Tabulation of Votes

      Mellon Investor Services will act as inspectors at the Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

Proxy Solicitation

      Omnicom will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors, and regular employees. Omnicom may also reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. Omnicom has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay a fee of up to $8,500 plus reimbursement of out-of-pocket expenses for those services.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to present a proposal or nominate a director at next year's Annual Meeting and to include the resolution or nomination in next year's proxy statement must deliver the proposals to Omnicom's principal executive offices no later than the close of business on December 24, 2003. Proposals should be addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, NY 10022.

      Omnicom's by-laws require that written notice of a nomination for director or submission of a proposal to be voted on at an Annual Meeting be provided to Omnicom no less than 60 days prior to the meeting, which was March 21, 2003 for the 2003 Annual Meeting. In order for a nomination or submission to be considered, the notice must contain certain information prescribed by the by-laws. A copy of the applicable by-law provisions may be obtained, without charge, upon written request addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022.

                                                         BARRY J. WAGNER
                                                            Secretary

New York, New York
April 22, 2003

                                                                      APPENDIX A

                               OMNICOM GROUP INC.
                             EQUITY INCENTIVE PLAN(1)

      1. Purposes: This plan has two purposes:

      (1)   To directly align the interests of shareholders and key employees;
            and

      (2) To bring Omnicom's compensation structures in line with competitive conditions.

      2. Effectiveness: This plan was initially approved by Omnicom's Board of Directors and shareholders and became operative immediately after Omnicom's 2002 annual shareholders meeting. Certain amendments to the plan were approved by the Board and shareholders at Omnicom's 2003 annual shareholders meeting and are reflected herein; the amendments did not affect any awards made prior thereto.

      3. Previously Adopted Equity-Based Plans. No new awards may be granted under Omnicom's previously adopted equity-based plans (other than its restricted stock plan for non-employee directors), except with respect to shares relating to awards that are forfeited or cancelled.

      4. Types of Awards Authorized: The Compensation Committee of Omnicom's Board of Directors may authorize Omnicom to grant to employees of Omnicom or its subsidiaries equity-based awards relating to up to 9,121,851 million shares of Omnicom common stock (in addition to shares relating to awards that were made under the plan prior to May 20, 2003 and shares relating to awards that are forfeited or surrendered), including without limitation:

      (1) Options: Stock options (which may but are not required to be qualified under Section 422 of the Internal Revenue Code), the term of which may not exceed seven years;

      (2) Restricted Shares: Restricted shares, which become non-forfeitable only upon the passage of time or occurrence of other events specified by the Compensation Committee;

      (3) Performance Shares: Performance-based awards that are payable in shares or such other consideration as the Compensation Committee may specify upon the achievement of performance goals established by the Compensation Committee; and

      (4) Other Awards: Stock bonus, dividend-equivalent and such other awards payable in or determined by reference to shares as the Compensation Committee may determine.

      Each award under this plan will be evidenced by an agreement, resolution or other writing (including in electronic medium) approved by the Compensation Committee fixing the specific terms of the award.

      5. Limitations: Awards under this plan will be subject to the following limitations:

      (1) Overall Limitation: In no event may more than 9,121,851 million shares in total be issued (in addition to shares relating to awards that were made under the plan prior to May 20, 2003 and with shares relating to awards that are forfeited or surrendered being added back);

      (2) Option Limitations: Options awarded under this plan will have such terms as the Compensation Committee may determine, except that:

            o The exercise price for any option may not be less than the fair market value (determined by reference to trading price) for Omnicom shares on the date of grant;

            o No option may have a term longer than seven years from the date of grant; and

            o Awards relating to no more than 0.5 million shares may be issued as options qualifying under Section 422 of the Internal Revenue Code.

      (3) Restricted Share Limitations: No more than 3.25 million shares (in addition to shares relating to restricted stock awards that were made under the plan prior to May 20, 2003) may be restricted shares or other non-option awards hereunder, and restricted shares may become unrestricted by the passage of time no sooner than one-fifth per year over five years, except that up to 1.0 million restricted shares may vest over periods of at least two years, unless restrictions lapse sooner by virtue of an event specified by the Compensation Committee other than the passage of time.

----------
(1) Reflects changes that will become effective if shareholders approve proposed plan amendments at the 2003 annual shareholders meeting.

      (4) ss. 162(m) Limitations: No Omnicom employee may receive (x) stock-based awards in any one year relating to more than 1.0% of Omnicom's total issued common shares on the date of the award or (y) cash payments in any one year in excess of an amount equal to the average closing sales price for Omnicom common stock for the year prior to the year in which the payment is made times a number of shares equal to 1.0% of Omnicom's total issued common shares on the date the payment is made, provided, however, that to the extent necessary to comply with conditions for deductibility under Section 162(m) of the Internal Revenue Code, the calculations in (x) and (y) will be based on 203,729,179 shares, the number of Omnicom common shares outstanding on March 31, 2002 and $84.67, the average sales price for Omnicom common shares for the 12 months then ended.

      (5) No Repricing: The Compensation Committee may not, without further approval of Omnicom shareholders, authorize (x) the amendment of any outstanding option to reduce the exercise price of such option or
            (y) the cancellation of an outstanding option and its replacement with an award having a lower exercise price per share.

Notwithstanding any other provision of this plan, the Compensation Committee may adjust any of the foregoing limitations, and any award, that is expressed as a number (but not a percentage) as it determines to be equitable in light of any stock split, subdivision of shares or other change in Omnicom's capital structure, and may provide in substitution for any or all outstanding awards under this plan such alternative consideration as it may determine to be equitable and the surrender of any awards so replaced (subject to paragraph (5) above).

      6. Awards to Non-employee Directors: Notwithstanding any other provision hereof, non-employee directors may elect pursuant to procedures established by the Compensation Committee to receive all or any portion of their annual retainer in Omnicom shares in lieu of cash.

      7. Administration, Etc.: This plan will be administered by the Compensation Committee in accordance with regulations that the Committee may from time to time establish in respect of the plan. Without limiting any other provision of the plan, but subject to the limitations in Section 5, the Compensation Committee will have the power to take or authorize Omnicom to take any action contemplated to be taken by Omnicom under this plan, including:

      (1)   Selecting award recipients;

      (2) Determining the number of shares and other terms of any award, including where applicable performance targets;

      (3)   Fixing conditions to the exercisability or vesting of any award;

      (4) Otherwise approving the form of agreement or evidence providing for any award;

      (5) Making all determinations contemplated to be made under this plan or any award agreement or evidence; and

      (6) Taking any other action as the Compensation Committee may determine to be appropriate relating to this plan or any award, award agreement or evidence of award.

      8. Additional ss. 162(m) Provisions: The Compensation Committee may (but is not required to) grant an award under the plan that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The right to receive a performance-based award, other than options granted at not less than fair market value, will be conditioned on the achievement of written performance goals established by the Compensation Committee at the time the performance-based award is granted. These performance goals, which may vary from employee to employee and award to award, will be based upon the attainment by Omnicom or any of its subsidiaries, divisions or departments of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to other companies: earnings per share, net income, operating margin, return on equity, total stockholder return, revenue, cash flow, net worth, book value, shareholders' equity, market performance or the completion of certain business or capital transactions.

      9. Amendments: The Compensation Committee may at any time amend the plan in whole or in part, provided that any amendment that must be approved by Omnicom shareholders in order to comply with applicable law or stock exchange rules will not be effective unless that approval is obtained. Presentation of this plan or any amendment for shareholder approval will not, if applicable, be construed to limit Omnicom's authority to make awards under other plans without shareholder approval.

      10. Term: Awards may be granted under this plan for ten years following shareholder approval at Omnicom's 2002 annual shareholders meeting as contemplated by Section 2. The termination of the award period will not affect any previously granted award.

                                                                      APPENDIX B

                         CORPORATE GOVERNANCE GUIDELINES

      State and federal law, as well as the securities exchanges, impose numerous requirements relating to the functioning of the Board of Directors, including specifying matters as to which Board approval is required, relationships with the Company's outside auditors and federal securities law requirements. The Board intends to comply with these requirements. While the Board is familiar with them, they are imposed by law and, accordingly, the Board necessarily relies on management and counsel to identify specific requirements applicable to the Board and the decisions it is called upon to make.

      In addition to these requirements, the Board has adopted the guidelines set forth below to assist it in carrying out its functions. The Board will operate within and, when applicable, apply these guidelines to particular actions or decisions in the manner it determines in good faith to be in the best interests of the Company. The Board will assess the adequacy of these guidelines not less frequently than annually following their review by the Governance Committee.

      1. Shareholders: The Company exists to create substantial shareholder value. The Board may consider the interests of all stakeholders it determines to be relevant in its decision making.

      2. Board Functions: The Board is elected to oversee the management of the Company. Senior management is responsible for the oversight of the day-to-day business of the Company and all other matters not required by law, stock exchange requirements or these guidelines to be determined by the Board. The Board's principal oversight functions relate to:

            o     The Company's fundamental business and financial strategies;

            o The evaluation and compensation of the CEO, the selection, performance and compensation of other senior managers and senior management succession generally;

            o Material risks the Company confronts and methods to mitigate or manage these risks; and

            o The Company's procedures for compliance with legal and other requirements.

      3. Board Composition: The Board presently has 11 members and it is the sense of the Board that the number of directors should be in the range of 9 to
12. Shareholders may make recommendations for the election of directors as provided in the Company's by-laws; the Governance Committee will consider those recommendations as well as such other matters as it determines to be appropriate in recommending that director nominees be elected by the shareholders or that vacancies on the Board be filled.

      The Board has not imposed rigid requirements applicable to its composition or as to the qualification of its members. However, the Board has adopted the following guidelines on these subjects:

            o A substantial majority of the members of the Board will be independent. For this purpose, independence will mean the standard applicable under SEC or stock exchange rules as in effect from time to time and, in addition, will mean that the Board shall have determined that a given director is free from any business, family or other relationship different from or in addition to the interests of shareholders or the other directors generally that could reasonably be expected to interfere with the director's ability to independently make director decisions;

            o The Board will be comprised of people with diverse backgrounds and experience;

            o Directors who are unwilling or unable to commit sufficient time to the discharge of their duties without adequate justification will be asked to leave the Board;

            o Directors should offer their resignations for consideration by the Governance Committee and thereafter by the full Board if they experience material changes in their personal circumstances, including as a result of a change in a director's principal occupation or employment;

            o Directors should promptly notify the Chairperson of the Governance Committee prior to joining the Board of another public company; and

            o Employee directors may not serve as Board members for other public companies without the approval of the Board.

      The Board will annually assess its and its committees' composition and performance. This evaluation will determine Board tenure rather than length of service, age or other similar rigid standards.

      4. Operations: Other than with respect to broad strategic and policy issues, the Board intends to act primarily through or based in substantial part on standing committees established in four general areas: audit, compensation, finance and governance. Those committees will have the functions set forth in their charters (copies of which will be posted on the Company's website), together with prescribed functions and such other functions as a particular committee or its chair determine to be appropriate and within the committee's general purpose.

      The Board and any committee may retain at the Company's expense such advisors as the Board, a committee or their respective chairs may determine to be appropriate. Management will furnish (or cause to be furnished) to the Board and each committee such information as may be customary or required for the Board or committee to act on any particular matter sufficiently in advance of each meeting (whenever practicable) to provide the directors a reasonable opportunity to obtain appropriate context as to matters to be considered. Management is instructed to be available to the Board, any committee or an individual director to the extent requested. The Board Chairman and each committee chair will establish a schedule of regular meetings for each year, as well as agendas for each meeting, in consultation with the CEO. Meetings will be conducted in accordance with the by-laws, and not less frequently than quarterly the Board will meet in executive session. Those sessions will be chaired by independent directors selected on a rotating basis.

      5. Ethics and Conflicts of Interest: The Board expects all Company people to act in accordance with the Company's code of conduct and therefore will not waive any ethics policy for any director or executive officer.

      6. Compensation of Directors: The Compensation Committee will recommend to the Board compensation and benefits for non-employee directors. The current arrangements for director compensation are set forth in the Company's last proxy statement. Directors who are current or former employees will not receive compensation for service on the Board or any Board committee. Non-employee directors may not receive compensation from the Company or any subsidiary other than directors' fees.

      7. Director Education; Evaluation: The general counsel and the chief financial officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Periodically, the Company will provide opportunities for directors to visit Company facilities in order to provide greater understanding of the Company's business and operations. The Board, following review by the Governance Committee, will determine whether other educational measures are appropriate as part of the annual Board evaluation.

Members of the Board of Directors

/s/ John D. Wren            /s/ Errol M. Cook            /s/ John R. Purcell
------------------------    -----------------------      -----------------------
John D. Wren                Errol M. Cook                John R. Purcell

/s/ Bruce Crawford          /s/ Susan S. Denison         /s/ Linda Johnson Rice
------------------------    -----------------------      -----------------------
Bruce Crawford              Susan S. Denison             Linda Johnson Rice

/s/ Robert Charles Clark    /s/ Michael A. Henning       /s/ Gary L. Roubos
------------------------    -----------------------      -----------------------
Robert Charles Clark        Michael A. Henning           Gary L. Roubos

/s/ Leonard S. Coleman      /s/ John R. Murphy
------------------------    -----------------------
Leonard S. Coleman          John R. Murphy

March 31, 2003

                                                                      APPENDIX C

                             AUDIT COMMITTEE CHARTER

      Purpose: The Audit Committee is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to the Company's financial reporting. In this regard, the Committee will assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditor, and (4) the performance of the Company's internal audit function and independent auditor. The Company recognizes, however, that:

      o Management is responsible for determining that the Company's financial statements and related disclosures are prepared in accordance with applicable requirements;

      o The Committee does not have the responsibility to conduct audits or other reviews; rather, the Committee will take such actions as it determines to be appropriate to assure that the Company has procedures and processes in place to provide reasonable assurance that the Company's financial statements and related disclosures comply with applicable requirements; and

      o In carrying out their oversight responsibilities, the Committee and the Board will necessarily rely on the expertise, knowledge and integrity of management, the Company's internal and outside auditors (collectively, "management and the accountants") and such other persons, if any, with whom the Committee may consult from time to time.

      The Committee will have the authority to take all actions on behalf of the Board as the Committee or its Chairperson may from time to time determine to be consistent with its purpose and this Charter.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Governance Committee, the Board will designate the members of the Committee at least annually and will take such actions as it from time to time determines to be appropriate to assure that the Committee and its members comply with applicable independence requirements. Management is directed to take such steps as are necessary to assure that the Company does not take actions which would compromise the independence of any Committee member.

      The Board also will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members. Any such delegation will be reported to the Chairperson of the Governance Committee.

      Resources: The Committee or its Chairperson may retain at the Company's expense (in such amount as the Committee or its Chairperson determines to be appropriate) legal counsel and other third-party advisors as it determines to be appropriate. Management and the accountants are directed to bring to the attention of the Committee such matters that the Committee is required by law or listing requirements to review or as the Committee or its Chairperson may from time to time designate. Without limitation, management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as may be required by law, listing requirements or GAAP or as the Committee or the Chairperson may request, and such funding as may be herein contemplated, including funding to pay fees and disbursements of the independent auditor and any advisor retained by the Committee or its Chairperson.

      Proceedings: The Committee will periodically meet in executive session and meet separately with representatives of management, the Company's internal audit staff and the Company's independent auditor to aid in assuring direct communications relevant to the discharge of the Committee's responsibilities. The Committee may otherwise adopt such procedures as it or the Chairperson may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the Board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will:

      o Act as the direct contact with the Company's independent auditor, which firm will ultimately be accountable to the Committee and the Board;

      o Have authority and responsibility for the (1) appointment or removal of the outside auditor, (2) terms of engagement and compensation of the outside auditor, and (3) general oversight on behalf of the Board of the work of the outside auditor (including resolution of disagreements between management and the outside auditor regarding financial reporting), in each case for the purpose of conducting any audit or related work;

      o Pre-approve all audit and non-audit work provided to the Company by the outside auditor (except for items exempt from pre-approval requirements under applicable law); and

      o Act in respect of such other matters as to which audit committee action is required by law or listing requirements, including in respect of the matters specified in the Audit Committee Responsibilities Checklist attached to and made a part of this Charter.

      The Committee will review this Charter and the Audit Committee Responsibilities Checklist at least annually and will recommend to the Governance Committee changes in the Charter or the Audit Committee Responsibilities Checklist as it determines to be appropriate. Any changes will be effective when recommended by the Governance Committee and approved by the Board.

As adopted by the Board of Directors on March 31, 2003.

                        AUDIT COMMITTEE RESPONSIBILITIES
                                   CHECKLIST

                                                                                 WHEN PERFORMED
                                                                            Audit Committee Meetings
                                                                  ---------------------------------------------
                                                                   Q1       Q2      Q3       Q4      As Needed
---------------------------------------------------------------------------------------------------------------
Based on the advice and with the assistance of
counsel, prepare a report relating to the Committee's
activities as required by law.                                     X
---------------------------------------------------------------------------------------------------------------
Review and approve the appointment or change in the
Company's principal accounting officer.                                                                   X
---------------------------------------------------------------------------------------------------------------
 Review the independent auditor's reports as to:                   X        X       X        X

o     Services performed and fees and expenses incurred;

o Critical accounting policies, alternate treatments of financial information within GAAP and the audit firm's internal quality-control procedures;

o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

o The independent auditor's independence and all relationships between the independent auditor and the Company.

Also review any other significant written communications
between the independent auditor and management.
---------------------------------------------------------------------------------------------------------------
Inquire of management and the accountants about
significant risks or exposures and assess steps
management is taking in light of these risks.                                                X
---------------------------------------------------------------------------------------------------------------
Review with management and the accountants the audit
scope and plan and coordination of audit efforts to
assure completeness of coverage, reduction of redundant
efforts and the effective use of audit resources.                                            X
---------------------------------------------------------------------------------------------------------------
Consider and review with each of the internal auditor and
independent auditor (together, the "accountants"):

o     The adequacy of the Company's internal controls,
      including computerized information system controls
      and security;                                                                          X            X

o     Any related significant findings and
      recommendations of the accountants, together with
      management's responses thereto; and                                                    X            X

o     Any significant changes in GAAP or the Company's
      accounting policies or standards.                                                      X            X
---------------------------------------------------------------------------------------------------------------

                                                                                 WHEN PERFORMED
                                                                            Audit Committee Meetings
                                                                  ---------------------------------------------
                                                                   Q1       Q2      Q3       Q4      As Needed
---------------------------------------------------------------------------------------------------------------

Review with management and the accountants at the completion of the annual audit and each quarterly review:

o     The financial statements;                                     X       X       X        X

o     The results of the independent auditor's audit or
      review, as applicable, and related report;                    X       X       X        X

o     Related MD&A disclosures, and other published
      documents containing the Company's financial
      statements, including (1) management's disclosure
      to the Committee under Section 302 of the
      Sarbanes-Oxley Act, (2) the contents of the
      certificates to be filed under Sections 302 and 906
      of that Act, and (3) assurance from management and
      the accountants that the matters disclosed in these
      documents are consistent with the information
      contained in the financial statements;                        X       X       X        X

o     Any significant changes required in the audit or
      review plan;                                                  X       X       X        X

o     Any significant difficulties or disputes with
      management encountered during the course of the
      audit or review;                                              X       X       X        X

o     Other matters related to the conduct of the audit
      or review which are to be communicated to the
      Committee under GAAP;                                         X       X       X        X

o     Any significant financial reporting issues and
      judgments made in connection with preparation of
      the financial statements; and                                 X       X       X        X

o     The effect of regulatory and accounting
      initiatives, as well as off-balance sheet
      structures, on the financial statements                       X       X       X        X
---------------------------------------------------------------------------------------------------------------
Review policies and procedures with respect to
transactions between the Company and officers and
directors, or affiliates of officers or directors, or
transactions that are not a normal part of the Company's
business.                                                                                    X
---------------------------------------------------------------------------------------------------------------
Review with management and the internal auditor:

o     Significant findings during the year and
      management's responses thereto;                                                        X

o     Any significant difficulties encountered in the
      course of their audits, including any restrictions
      on the scope of their work or access to required
      information;                                                                           X            X

o     Any changes required in planned scope of their
      audit plan; and                                                                        X            X

o     The responsibilities, budget and staffing of the
      inside auditors.                                              X       X       X        X
---------------------------------------------------------------------------------------------------------------

                                                                                 WHEN PERFORMED
                                                                            Audit Committee Meetings
                                                                  ---------------------------------------------
                                                                   Q1       Q2      Q3       Q4      As Needed
---------------------------------------------------------------------------------------------------------------
The Chairperson of the Audit Committee (or another
Committee member designated for this purpose by the
Chairperson) will participate in a telephonic meeting
with management and the accountants prior to earnings
releases, as well as financial information and earnings
guidance provided to analysts and rating agencies.                  X       X       X        X            X
---------------------------------------------------------------------------------------------------------------
Review a report prepared by the Company's General Counsel
regarding compliance with the Company's code of conduct,
and such legal, regulatory and matters identified to the
Committee by management as reasonably likely to have a
material impact.                                                                             X            X
---------------------------------------------------------------------------------------------------------------
Establish policies as to hiring employees or former
employees of the independent auditor.                                                                     X
---------------------------------------------------------------------------------------------------------------
Establish procedures for the receipt, retention and
treatment of complaints regarding accounting, internal
accounting controls or auditing matters, and the
confidential, anonymous submission by employees of
concerns regarding questionable accounting or auditing
matters.                                                                                                  X
---------------------------------------------------------------------------------------------------------------
Review correspondence with regulators or governmental
agencies and any published reports which raise material
issues regarding the Company's financial statements,
accounting policies or internal controls.                                                                 X
---------------------------------------------------------------------------------------------------------------
Perform a performance evaluation of the Committee.                  X
---------------------------------------------------------------------------------------------------------------
With the assistance of counsel, prepare a report to be
included in the Company's proxy statement as required by
law.                                                                X
---------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX D

                         COMPENSATION COMMITTEE CHARTER

      Purpose: The Compensation Committee is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters, to prepare a report on executive compensation for inclusion in the Company's annual proxy statement, and to serve as the Board Committee authorized to administer and approve awards under equity and other compensation plans. The Committee will have the authority on behalf of the Board to take all actions as the Committee or its Chairperson may from time to time determine to be consistent with its purpose, this Charter and, as applicable, any such plan.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Governance Committee, the Board will designate the members of the Committee at least annually and will take such actions as it from time to time determines to be appropriate to assure that the Committee and its members comply with applicable independence requirements. Management is hereby directed to take such steps as are necessary to assure that the Company does not take actions which would compromise the independence of any Committee member.

      The Board also will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members. Any such delegation will be reported to the Chairperson of the Governance Committee.

      Resources: Management is directed to bring to the attention of the Committee such matters as the Committee is required by law or listing requirements to review or as the Committee or its Chairperson may from time to time designate. Without limitation, management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as it or its Chairperson may request or may be required by law, listing requirements or GAAP. The Committee or its Chairperson may retain at the Company's expense legal counsel and other third-party advisors as it determines to be appropriate and will have the sole authority to retain, terminate and determine the compensation and other retention terms of compensation consultants, if any, retained to assist in the evaluation of compensation of executive officers of the Company.

      Proceedings: The Committee will periodically meet in executive session. The Committee may otherwise adopt such procedures as it may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the Board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will:

      o At least annually, review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and set the CEO's compensation based on this evaluation;

      o At least annually, review compensation generally and as to such executive officers as the Committee may from time to time determine;

      o Approve awards of options, restricted stock and other equity rights to executive officers and otherwise take actions contemplated to be taken by it under equity-based and other compensation plans from time to time in effect;

      o Annually review the compensation provided to Directors, including for service on directorate committees;

      o     Annually evaluate the Committee's performance; and

      o Act in respect of such other matters as to which Compensation Committee action is required by law or stock exchange rule, including in respect of the matters specified under Compensation Committee Checklist attached hereto and made a part of this Charter.

      The Committee will review this Charter and the Compensation Committee Responsibilities Checklist at least annually and will recommend to the Governance Committee changes to the Charter or Compensation Committee Responsibilities Checklist as it determines to be appropriate. Any changes will be effective when recommended by the Governance Committee and approved by the Board.

As adopted by the Board of Directors on March 31, 2003.

               COMPENSATION COMMITTEE RESPONSIBILITIES CHECKLIST

                                                                                  WHEN PERFORMED
                                                                          Compensation Committee Meetings
                                                                  ---------------------------------------------
                                                                   Q1       Q2      Q3       Q4      As Needed
---------------------------------------------------------------------------------------------------------------
With the assistance of counsel, prepare a report for
inclusion in annual proxy statement.                                X
---------------------------------------------------------------------------------------------------------------
Recommend to the Board the amount of the CEO's
compensation, including annual bonus.                               X
---------------------------------------------------------------------------------------------------------------
Review with the CEO compensation of all executive
officers and approve compensation of named executive
officers.                                                           X                                     X
---------------------------------------------------------------------------------------------------------------
Establish performance targets with incentive plans in
which executive officers participate and review actual
performance against the targets.                                    X                        X
---------------------------------------------------------------------------------------------------------------
Make such determinations and give such approvals as are
required by law of the terms of plans to be made by a
committee of independent directors (including the
long-term equity incentive plan and the bonus plans);
management, with the assistance of counsel, is instructed
to inform the Committee of these matters.                           X                                     X
---------------------------------------------------------------------------------------------------------------
The Chairperson will review with the CEO any employment
or similar employment or similar agreement with any
executive officer; it is anticipated that any such
agreements with a named executive officer will be
considered by the Committee.                                                                              X
---------------------------------------------------------------------------------------------------------------
Review all compensatory or retirement plans in which
executive officers may participate prior to their
adoption or any material amendment (excludes plans
available to executives generally).                                                                       X
---------------------------------------------------------------------------------------------------------------
Review Director Compensation.                                                                X
---------------------------------------------------------------------------------------------------------------
Evaluate the Committee's performance.                                       X
---------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX E

                          GOVERNANCE COMMITTEE CHARTER

      Purpose: The Governance Committee is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to the composition of the Board and certain corporate governance matters. Unless the Board otherwise determines in a specific case, the Committee will have the power to recommend that the full Board take action as to the matters referred to it by the Board relating to the composition of the Board and its committees as well as specified corporate governance matters. As such, except as specifically provided herein, the Committee does not have the power to act on behalf of the Board as a whole unless the Board otherwise determines in a specific case.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Committee, the Board will designate the members of the Committee at least annually and in connection therewith will take such actions as it from time to time determines to be appropriate to assure that the Committee and its members comply with applicable independence requirements. Management is hereby directed to take such steps as are necessary to assure that the Company does not take actions which would compromise the independence of any Committee member.

      The Board will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members.

      Resources: Management is directed to bring to the attention of the Committee such matters that the Committee is required by law or listing requirements to review or as the Committee or its Chairperson may from time to time designate. Without limitation, management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as it or its Chairperson may request or may be required by law or listing requirements. The Committee or its Chairperson may retain at the Company's expense legal counsel and such other third-party advisors as it determines to be appropriate, and will have the sole authority to retain, terminate and determine the compensation of search firms, if any, retained to assist in identifying or recruiting potential Board candidates.

      Proceedings: The Committee will periodically meet in executive session. The Committee may otherwise adopt such procedures as it may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will consider and make recommendations to the full Board with respect to the following matters at least annually:

      o Nominees for election to the Board and directorate committees established from time to time by the Board and criteria therefor;

      o     The functions of the directorate committees;

      o     Standards and procedures for review of the Board's performance;

      o     The Committee's performance of its own responsibilities;

      o The Company's corporate governance policies generally, including with respect to the director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education, performance evaluation and management succession;

      o     The Company's code of business conduct; and

      o Such other matters, if any, as to which action by this Committee is required by law or stock exchange rule, including the matters set forth in the Governance Committee Responsibilities Checklist attached hereto and made a part of this Charter.

      The Committee's recommendations will include procedures for implementation of these policies.

      The Committee will review this Charter and the Governance Committee Responsibilities Checklist at least annually and will recommend changes to this Charter or the Governance Committee Responsibilities Checklist as it determines to be appropriate. Any changes will be effective when approved by the Board.

As adopted by the Board of Directors on March 31, 2003.

                     GOVERNANCE COMMITTEE RESPONSIBILITIES
                                   CHECKLIST

                                                                                  WHEN PERFORMED
                                                                          Governance Committee Meetings
                                                                  ---------------------------------------------
                                                                   Q1       Q2      Q3       Q4      As Needed
---------------------------------------------------------------------------------------------------------------
Review nominees for election or reelection to the Board,
including any shareholder nominees.                                 X                                     X
---------------------------------------------------------------------------------------------------------------
Review composition of Board committees.                             X                                     X
---------------------------------------------------------------------------------------------------------------
Recommend CEO and other officers required to be elected
by the Board.                                                       X                                     X
---------------------------------------------------------------------------------------------------------------
Review committee structure, responsibilities, performance
and composition.                                                                             X
---------------------------------------------------------------------------------------------------------------
Review Board performance.                                                                    X
---------------------------------------------------------------------------------------------------------------
Review and approve changes in corporate governance
guidelines, codes of ethics and any other similar matter
which, on the advice of counsel, the Committee is
required to review by law or stock exchange requirements.                                    X
---------------------------------------------------------------------------------------------------------------
Review shareholder proposals made under SEC rules.                                                        X
---------------------------------------------------------------------------------------------------------------
Evaluate the Committee's performance.                                                        X
---------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX F

                            FINANCE COMMITTEE CHARTER

      Purpose: The Finance Committee is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to certain financial matters affecting the Company. The Committee will have the authority to take all actions on behalf of the Board as the Committee or its Chairperson may from time to time determine to be consistent with its purpose and this Charter.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Governance Committee, the Board will designate the members of the Committee at least annually.

      The Board also will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members. Any such delegation will be reported to the Chairperson of the Governance Committee.

      Resources: Management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as it or its Chairperson may request. The Committee or its Chairperson may retain at the Company's expense (in such amount as the Committee determines to be appropriate) legal counsel and such other third-party advisors as it determines to be appropriate.

      Proceedings: The Committee may adopt such procedures as it may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the Board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will:

      o Less than $25 Million Acquisitions and Divestitures: Review quarterly reports from management on completed business acquisitions or divestitures involving a total purchase price as estimated by management of under $25 million;

      o $25-50 Million Acquisitions and Divestitures: Consider proposed business acquisitions or divestitures involving a total purchase price as estimated by management to exceed $25 million but be less than $50 million, and, if applicable, approve such transactions on behalf of the Company;

      o $50+ Million Acquisitions and Divestitures: Consider and make recommendations to the full Board as to proposed business acquisitions or divestitures involving a total purchase price as estimated by management to exceed $50 million;

      o Financings: Consider and, if applicable, approve on behalf of the full Board any financing by the Company or any of its subsidiaries requiring Board approval under the Grant of Authority as in effect from time to time, including, if applicable, issuances of securities under the Company's universal shelf registration statement as in effect from time to time; and

      o Grant of Authority: Consider and make recommendations to the full Board of other events requiring Board approval under the Company's Grant of Authority as in effect from time to time.

      The Committee will review this Charter at least annually and will recommend to the Governance Committee changes to this Charter as it determines to be appropriate. Any changes will be effective when recommended by the Governance Committee and approved by the Board.

As adopted by the Board of Directors on March 31, 2003.

                                      PROXY

                               OMNICOM GROUP INC.
                  437 Madison Avenue o New York, New York 10022

This proxy is solicited on behalf of the Board of Directors and unless otherwise indicated will be voted:

      o FOR the declassification of the Board of Directors, the election of Directors and the amendments to our equity incentive plan, and

      o     AGAINST a shareholder proposal to amend our bylaws.

The undersigned hereby appoints Randall J. Weisenburger and Barry J. Wagner, proxies, with the power of substitution, resubstitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at Omnicom's 2003 Annual Meeting of Shareholders, or postponements or adjournments, as specified on the reverse of this card and in their discretion on all other matters as may properly come before the meeting.

If the undersigned is a participant in our employee retirement savings plan and/or our employee stock purchase plan and has Omnicom stock allocated to his or her account(s), then the undersigned directs the trustee or the administrator of the relevant plan likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated in the manner specified on the reverse of this card and in their discretion on all other matters as may properly come before the meeting.

Please specify your choices by marking the appropriate boxes on the REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations but you do need to sign on the reverse side. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete the reverse side and mail it or use our Internet or toll-free telephone voting system explained on the reverse side.

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                            ^ Fold and Detach Here ^

         FOR INTERNET AND TELEPHONE PROXY INSTRUCTIONS, SEE REVERSE SIDE

                                                      Please
                                                       mark    [X]
                                                       with

1.    To declassify our Board of Directors           FOR   AGAINST  ABSTAIN
                                                     [ ]     [ ]      [ ]

2.    To elect six Directors                         FOR   WITHHELD
                                                     [ ]     [ ]

01 Errol M. Cook
02 Susan S. Denison                              To withhold for a particular
03 Michael A. Henning                            nominee, write the nominee's
04 John R. Murphy                                number to the left in the space
05 John R. Purcell                               provided below:
06 Linda Johnson Rice

________________________________________________________________________________

3.    To amend our equity incentive plan             FOR   AGAINST  ABSTAIN
                                                     [ ]     [ ]      [ ]

4.    To act upon a shareholder proposal             FOR   AGAINST  ABSTAIN
      to amend our bylaws                            [ ]     [ ]      [ ]

________________________________________________________________________________

       The Board of Directors recommends a vote FOR Items 1, 2 and 3 and
                                AGAINST Item 4.

Signature __________ Signature if held jointly ____________ Dated: _______, 2003

Please sign exactly as your name appears. If stock is held in the name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate. Please mark, sign, date and mail this card promptly in the postage prepaid return envelope provided. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
                            ^ Fold and Detach Here ^

      Dear Shareholder:

      We have established convenient ways to vote your shares. You may appoint your proxies to vote your shares by mailing the enclosed proxy card, or either electronically through the Internet or via toll-free telephone, 24 hours a day, 7 days a week. Please note that all proxy appointments through the Internet or by telephone must be received by 11:00 p.m., Eastern Time, on the business day prior to the Annual Meeting.

      To appoint your proxies electronically or by telephone, you must use your control number. The control number is printed in the box below. This number must be used to access the electronic and telephone systems.

      1. To vote over the Internet:

      o     Log on to the Internet and go to the web site:
            http://www.eproxy.com/omc

      2. To vote over the telephone:

      o     On a touch-tone telephone, call 1-800-435-6710

      Your Internet or telephone authorization allows the named proxies to vote your shares in the same manner as if you marked, signed and mailed your proxy card.

      If you elect to appoint your proxies electronically or by telephone, there is no need for you to mail back your proxy card.